Exhibit 10.1


                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into by and between Jeff D. Emerson, an individual ("Employee"), and Magellan Health Services, Inc. on behalf of itself and its subsidiaries and affiliates (collectively referred to herein as "Employer").

         WHEREAS, Employer and Employee are parties to that certain Employment Agreement dated as of September 5, 2003 ("Agreement"); and

         WHEREAS, Employer desires to continue to obtain the services of Employee and Employee desires to continue to render services to Employer; and

         WHEREAS, the parties desire to modify the Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties agree as follows:

         1. Section 1 of the Agreement is hereby amended by adding the following after the last sentence thereof:

         "Notwithstanding anything to the contrary herein, Employer agrees that in the event this Agreement is terminated without cause pursuant to
         Section 6(c) prior to March 15, 2006, Employee shall be entitled to (a) his FY2005 Short-Term Incentive Plan ("STIP") management bonus, and (b) all stock options and restricted stock grants that would have vested by March 15, 2006 shall be accelerated to vest on the date of such termination."

         2. Section 2 of the Agreement is hereby deleted in its entirety and the following section is substituted in lieu thereof:

         "2. POSITION AND DUTIES OF EMPLOYEE. Employee will serve as interim Executive Vice President, Employer Solutions of Employer with all of the rights and privileges which attend thereto, including but not limited to attendance at Executive Staff meetings. Employee agrees to serve in such position and to perform the duties that Employer may assign from time to time to Employee. Upon completion of his duties as interim Executive Vice President, Employer Solutions, Employee's employment with Employer and this Agreement shall be deemed terminated without cause pursuant to Section 6(c) of this Agreement."

         3. Section 4(b) of the Agreement is hereby amended by adding the following after the last sentence thereof:

AMENDMENT TO EMPLOYMENT AGREEMENT
Jeff D. Emerson
November 4, 2005


         "Provided that this Agreement is not terminated due to Employee's resignation pursuant to Section 6(a), by Employer for cause pursuant to
         Section 6(b), or automatically pursuant to Section 6(d) prior to date of payment of the STIP bonus for FY2005, Employee shall receive a guaranteed minimum STIP bonus payment for FY2005, payable concurrently with STIP bonus payments to other management employees in or about March 2006, in an amount not less than $210,000."

         4. Section 9 of the Agreement is hereby deleted in its entirety and the following section is substituted in lieu thereof:

         "9. PROPERTY OF EMPLOYER. Employee agrees that, upon the termination of Employee's employment with Employer, Employee will immediately surrender to Employer all property, equipment, funds, lists, books, records and other materials of Employer or its controlled subsidiaries or affiliates in the possession of or provided to Employee; provided, however, that Employee shall be entitled to keep, and upon termination shall own, his company-owned Toshiba laptop, which shall be re-imaged by Employer to remove all confidential information and applications but otherwise to include a Windows Operating System, Microsoft Office and certain Toshiba utilities, and the company-owned Oriental artwork presently on the walls in his office."

         5. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

         6. All other terms and provisions of the Agreement not expressly amended or modified hereby remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement on the 7th day of November, 2005.



                                        MAGELLAN HEALTH SERVICES, INC.
"Employee"                              "Employer"

                                        By:
-----------------------------------         ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



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